Exhibit 99.1

Cryoport Reports Second Quarter 2026 Financial Results

•	Second quarter revenue grew 8% year-over-year to $49.0 million

•	Life Sciences Services revenue increased 15% year-over-year

•	BioStorage/BioServices revenue grew 25% year-over-year

•	Supporting 779 global clinical trials and 22 commercially approved cell and gene therapies (CGT) as of June 30, 2026

NASHVILLE, Tennessee, August 6, 2026, - Cryoport, Inc. (NASDAQ: CYRX) (“Cryoport” or the “Company”), a leading global provider of integrated temperature-controlled supply chain solutions for the life sciences, today announced financial results for its second quarter (Q2) and first half (H1) of 2026.

Jerrell Shelton, CEO of Cryoport, commented, “Our revenue momentum over the past several periods continued into the second quarter, with total revenue reaching $49.0 million. Life Sciences Services revenue grew 15% year-over-year, led by 25% growth in BioStorage/BioServices revenue. Our Life Sciences Products business also generated solid results during the quarter, driven by continued demand for MVE Biological Solutions’ industry-leading cryogenic systems and the successful introduction of new and innovative products.

“Total revenue from the support of commercial CGT grew 9% year-over-year to $9.4 million. The Life Science Services portion of our revenue from supporting commercial CGT grew 26% year-over-year as the number of patients treated in the community setting and on an outpatient basis continued to ramp. Total revenue for the quarter from supporting CGT clinical trials increased 12% year-over-year to $13.4 million as our customers’ clinical pipelines advanced and further matured. We supported a record 779 clinical trials globally as of June 30, 2026, reflecting the strength of our industry-leading position as the CGT market continues to advance.

“Our second quarter results also reflect meaningful progress on our “pathway to profitability.” Achieving positive adjusted EBITDA in the second quarter represents an important milestone in our ongoing pathway to sustainable profitability and demonstrates the value of our strategic investments and operational initiatives we have executed over the past several years. We are pleased with this accomplishment as we continue to optimize our global operations, leverage our expanding infrastructure, and benefit from the operating leverage that we anticipate will take effect as we increasingly scale and put our investments to work.

“Overall, we delivered a strong second quarter, generating growth across key revenue streams, improving profitability, and achieving an important milestone with positive adjusted EBITDA for the quarter. With our accomplishments to date, we believe that we are well positioned to further expand margins, enhance operating efficiency, and deliver sustainable, profitable long-term growth for our shareholders. We remain focused on executing our strategy, driving financial performance, and capitalizing on the significant opportunities before us. We expect upcoming growth catalysts in our business segments, represented by the expansion of our Global Supply Chain Center Network and recent launches of new products and services, will drive us to new heights in market position, growth, and productivity,” concluded Mr. Shelton.

The following table presents Q2 2026 revenue compared with Q2 2025:

Cryoport, Inc. and Subsidiaries

Revenue

	Three Months Ended June 30, (unaudited)			Six Months Ended June 30, (unaudited)
(in thousands)	2026	2025	% Change	2026	2025	% Change
Life Sciences Services	$27,969	$24,369	15%	$54,867	$47,234	16%
BioLogistics Solutions	22,359	19,874	13%	44,027	38,404	15%
BioStorage/BioServices	5,610	4,495	25%	10,840	8,830	23%
Life Sciences Products	$21,002	$21,085	0%	$41,902	$39,260	7%
Total Revenue	$48,971	$45,454	8%	$96,769	$86,494	12%

BioLogistics Solutions revenue increased 13% year-over-year in Q2 2026, driven by increasing customer activity, continued commercial product development, and clinical advancement within the CGT market. BioStorage/BioServices revenue grew 25% year-over-year, reflecting strong demand for our expanded, integrated services offering, which provides seamless, secure handling of temperature-sensitive materials across our global network.

As of June 30, 2026, the number of commercial cell and gene therapies we support increased to 22 and our total clinical trial count that we support rose to 779 clinical trials worldwide, a net increase of 51 clinical trials over June 30, 2025, with 94 of these clinical trials in Phase 3. The number of trials by phase and region are as follows:

Cryoport Supported Clinical Trials by Phase

	June 30,
Clinical Trials	2024	2025	2026
Phase 1	286	304	316
Phase 2	322	342	369
Phase 3	76	82	94
Total	684	728	779

Cryoport Supported Clinical Trials by Region

	June 30,
Clinical Trials	2024	2025	2026
Americas	525	556	579
EMEA	114	124	145
APAC	45	48	55
Total	684	728	779

In Q2 2026, four of our customers filed Biologics License Applications (BLA) / Marketing Authorization Applications (MAA). During the Q2 2026, Cryoport’s customer, Orca Bio, received U.S. Food and Drug Administration (FDA) approval for TREGZI™ as the first and only precision-engineered cell therapy for allogeneic stem cell transplant in the treatment of adults with hematological malignancies. Additionally, during Q2 2026, Vertex Pharmaceuticals received supplemental approval from the FDA to expand the label of CASGEVY® for the treatment of patients aged two years and older with either sickle cell disease (SCD) with recurrent vaso-occlusive crises (VOCs) or transfusion-dependent beta thalassemia (TDT). CASGEVY is the first approved gene therapy indicated for children as young as two years for both SCD and TDT. For the balance of 2026, we anticipate another 11 possible BLA/MAA applications, five possible additional new therapy approvals, and one possible additional approval for label/geographic expansion from our customer base.

Operational milestones

•	Cryoport Systems' IntegriCell® cryopreservation services were selected by Verismo Therapeutics, a clinical-stage CAR T-cell therapy company pioneering a novel multi-chain KIR-CAR platform technology for the treatment of solid tumors (SynKIR™-110) and B cell associated disorders and malignancies (SynKIR™-310).

•	Advanced toward the planned launch of BioServices operations at our Global Supply Chain Center in Paris, France, expected in Q4 2026.

•	Continued progress toward the launch of our state-of-the-art Global Supply Chain Center in Santa Ana, California, expected in Q4 2026.

•	Shipped first HE freezers “made in China for China” from our Chengdu, China manufacturing facility.

Financial Highlights

On June 11, 2025, the Company completed the divestiture of its CRYOPDP specialty courier business to DHL Group. The results of CRYOPDP, a former business within Cryoport’s Life Sciences Services segment, are presented as discontinued operations for all periods and are excluded from the non-GAAP financial measures in this release.

Revenue

•	Total revenue for Q2 2026 was $49.0 million, compared to $45.5 million for Q2 2025, a year-over-year increase of 8%, or $3.5 million.

o	Life Sciences Services revenue for Q2 2026 (representing 57% of our total revenue) was $28.0 million, compared to $24.4 million for Q2 2025, up 15% year-over-year, including BioStorage/BioServices revenue of $5.6 million, up 25% year-over-year.

o	Life Sciences Products revenue for Q2 2026 (representing 43% of our total revenue) was $21.0 million, compared to $21.1 million for Q2 2025.

•	Total revenue for H1 2026 was $96.8 million, compared to $86.5 million for H1 2025.

o	Life Sciences Services revenue for H1 2026 was $54.9 million, compared to $47.2 million for H1 2025, including BioStorage/BioServices revenue of $10.8 million, compared to $8.8 million for H1 2025.

o	Life Sciences Products revenue for H1 2026 was $41.9 million, compared to $39.3 million for H1 2025.

Gross Margin

•	Total gross margin was 46.6% for Q2 2026, compared to 47.0% for Q2 2025.

o	Gross margin for Life Sciences Services was 49.9% for Q2 2026, compared to 48.9% for Q2 2025.

o	Gross margin for Life Sciences Products was 42.2% for Q2 2026, compared to 44.9% for Q2 2025.

•	Total gross margin was 46.2% for H1 2026, compared to 46.3% for H1 2025.

o	Gross margin for Life Sciences Services was 49.4% for H1 2026, compared to 48.4% for H1 2025.

o	Gross margin for Life Sciences Products was 42.1% for H1 2026, compared to 43.7% for H1 2025.

Operating Costs and Expenses

•	Operating costs and expenses were $32.9 million for Q2 2026, compared to $31.0 million for Q2 2025. Operating costs and expenses were $64.4 million for H1 2026, compared to $56.9 million for H1 2025.

Loss from Continuing Operations

•	Loss from continuing operations was $8.3 million for Q2 2026, compared to a loss of $12.0 million for Q2 2025. Loss from continuing operations was $17.7 million for H1 2026, compared to a loss of $18.8 million for H1 2025.

Net Income (Loss) – including Discontinued Operations

•	Net loss was $8.3 million for Q2 2026, compared to net income of $108.9 million for Q2 2025. Net loss for H1 2026 was $18.8 million, compared to net income of $96.9 million for H1 2025. Net income for Q2 2025 and H1 2025 was primarily driven by the sale of our CRYOPDP specialty courier business during Q2 2025, which contributed $120.9 million and $115.6 million, net of taxes, respectively, to income from discontinued operations.

•	Net loss attributable to common stockholders for Q2 2026 was $10.3 million, or $0.20 per share. Net loss attributable to common stockholders for H1 2026 was $22.8 million, or $0.45 per share. This compares to net income attributable to common stockholders of $106.9 million, or $2.13 per share, and $92.9 million, or $1.85 per share, for Q2 2025 and H1 2025, respectively.

Adjusted EBITDA from Continuing Operations

•	Adjusted EBITDA from continuing operations was $0.4 million for Q2 2026, compared to a negative $0.9 million for Q2 2025. Adjusted EBITDA from continuing operations for H1 2026 was a negative $0.2 million, compared to a negative $3.7 million for H1 2025.

Cash, Cash equivalents, and Short-Term Investments

•	Cryoport held $396.7 million in cash, cash equivalents, and short-term investments as of June 30, 2026.

Note: All reconciliations of GAAP to adjusted (non-GAAP) figures above are detailed in the reconciliation tables included later in the press release.

Additional Information

Further information on Cryoport’s financial results is included in the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Cryoport’s financial performance are provided in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which is expected to be filed with the Securities and Exchange Commission ("SEC") on August 6, 2026. Additionally, the full report will be available in the SEC Filings section of the Investor Relations section of Cryoport’s website at www.cryoportinc.com.

Earnings Conference Call Information

IMPORTANT INFORMATION: In addition to the earnings release, a document titled “Cryoport Second Quarter 2026 in Review,” providing a review of Cryoport’s business update, will be issued at 4:05 p.m. ET on Thursday, August 6, 2026. The document is designed to be read in advance of the questions and answers conference call and will be accessible at https://ir.cryoportinc.com/news-events/ir-calendar.

Cryoport management will host a conference call at 5:00 p.m. ET on August 6, 2026. The conference call will be in the format of a questions and answers session and will address any queries investors have regarding the Company’s reported results. A slide deck will accompany the call.

Conference Call Information

Date:	Thursday, August 6, 2026
Time:	5:00 p.m. ET
Dial-in numbers:	1-800-717-1738 (U.S.), 1-646-307-1865 (International)
Confirmation code:	Request the “Cryoport Call” or Conference ID: 1142151
Live webcast:	‘Investor Relations’ section at www.cryoportinc.com or click here. Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

The questions and answers call will be recorded and available approximately three hours after completion of the live event in the Investor Relations section of the Company's website at www.cryoportinc.com for a limited time. To access the replay of the questions and answers click here. A dial-in replay of the call will also be available to those interested, until August 13, 2026. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (International) and enter replay entry code: 1142151#.

About Cryoport, Inc.

Cryoport, Inc. (Nasdaq: CYRX) is a leading global provider of integrated temperature-controlled supply chain solutions for the life sciences, with an emphasis on regenerative medicine. We support biopharmaceutical companies, contract manufacturers (CDMOs), contract research organizations (CROs), developers, and researchers with a comprehensive suite of services and products designed to minimize risk and maximize reliability across the temperature-controlled supply chain for the life sciences. Our integrated supply chain platform includes the Cryoportal® Logistics Management Platform, advanced temperature-controlled packaging, informatics, specialized BioLogistics, BioStorage, BioServices, cryopreservation services, and cryogenic systems, which in varying combinations deliver end-to-end solutions that meet the rigorous demands of the life sciences. With innovation, regulatory compliance, and agility at our core, we are "Enabling the Future of Medicine™."

Headquartered in Nashville, Tennessee, our company maintains a strong global presence with operations across the Americas, EMEA, and APAC.

For more information, visit www.cryoportinc.com or follow via LinkedIn at https://www.linkedin.com/company/cryoportinc or @cryoport on X, formerly known as Twitter at https://x.com/cryoport for live updates.

Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding the Company's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, those related to the Company's industry, business, long-term growth prospects, plans, strategies, acquisitions, future financial results and financial condition, such as the Company's outlook and guidance for full-year 2026 revenue and the related assumptions and factors expected to drive revenue, projected growth trends in the markets in which the Company operates, the Company's plans and expectations regarding the launch of new products and services, such as the expected timing and benefits of such products and services launches, the Company’s expectations about future benefits of its acquisitions, and anticipated regulatory filings, approvals, label/geographic expansions or moves to earlier lines of treatment approved with respect to the products of the Company's clients. Forward-looking statements also include those related to the Company’s plans regarding its Global Supply Chain Centers, including expected timing of future openings, the Company’s anticipation that it will benefit from its operating leverage, the Company’s belief that it is well positioned to further expand margins, enhance operating efficiency and deliver sustainable, profitable long-term growth for its shareholders, and the Company’s expectation that upcoming growth catalysts in its business segments will drive the Company to new heights in market position, growth, and productivity. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effects of changing economic and geopolitical conditions, such as those resulting from the war with Iran, supply chain constraints, inflationary pressures, the effects of foreign currency fluctuations, trends in the products markets, variations in the Company’s cash flow, market acceptance risks, the effects of tariffs and other trade restrictions, and technical development risks. The Company's business could be affected by other factors discussed in the Company's SEC reports, including in the "Risk Factors" section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC. The forward-looking statements contained in this press release speak only as of the date hereof and the Company cautions investors not to place undue reliance on these forward-looking statements. Except as required by law, the Company disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer / Scott Eckstein

KCSA Strategic Communications

cryoport@kcsa.com

Cryoport, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
(in thousands, except share and per share data)	2026	2025	2026	2025
Revenue
Life Sciences Services revenue	$27,969	$24,369	$54,867	$47,234
Life Sciences Products revenue	21,002	21,085	41,902	39,260
Total revenue	48,971	45,454	96,769	86,494
Cost of revenue:
Cost of services revenue	14,008	12,449	27,755	24,369
Cost of products revenue	12,139	11,628	24,277	22,107
Total cost of revenue	26,147	24,077	52,032	46,476
Gross margin	22,824	21,377	44,737	40,018
Operating costs and expenses:
Selling, general and administrative	28,011	26,908	55,631	48,809
Engineering and development	4,852	4,118	8,759	8,052
Total operating costs and expenses:	32,863	31,026	64,390	56,861
Loss from operations	(10,039)	(9,649)	(19,653)	(16,843)
Other income (expense):
Investment income	3,132	1,466	6,222	3,039
Interest expense	(518)	(618)	(950)	(1,201)
Other expense, net	(325)	(2,939)	(2,693)	(3,239)
Loss before provision for income taxes	(7,750)	(11,740)	(17,074)	(18,244)
Provision for income taxes	(505)	(274)	(613)	(508)
Loss from continuing operations	$(8,255)	$(12,014)	$(17,687)	$(18,752)
Income (loss) from discontinued operations, net	-	120,883	(1,112)	115,640
Net income (loss)	$(8,255)	$108,869	$(18,799)	$96,888
Paid-in-kind dividend on Series C convertible preferred stock	(2,000)	(2,000)	(4,000)	(4,000)
Net income (loss) attributable to common stockholders	$(10,255)	$106,869	$(22,799)	$92,888
Net income (loss) per share attributable to common stockholders - basic and diluted	$(0.20)	$2.13	$(0.45)	$1.85
Weighted average common shares issued and outstanding - basic and diluted	50,442,796	50,257,112	50,173,730	50,102,918

Gross margin - Total [%]	46.6%	47.0%	46.2%	46.3%
Gross margin - Services [%]	49.9%	48.9%	49.4%	48.4%
Gross margin - Products [%]	42.2%	44.9%	42.1%	43.7%

Cryoport, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2026	2025
(in thousands)	(unaudited)
Current assets
Cash and cash equivalents	$269,267	$250,494
Short-term investments	127,426	160,714
Accounts receivable, net	36,454	33,359
Inventories	21,506	23,188
Prepaid expenses and other current assets	5,550	8,419
Total current assets	460,203	476,174
Property and equipment, net	94,516	85,448
Operating lease right-of-use assets	40,323	39,720
Intangible assets, net	135,992	138,082
Goodwill	22,068	22,400
Deposits	2,038	2,092
Deferred tax assets	1,064	1,073
Total assets	$756,204	$764,989

Current liabilities
Accounts payable and other accrued expenses	$16,247	$15,283
Accrued compensation and related expenses	12,186	12,980
Deferred revenue	1,720	943
Current portion of operating lease liabilities	3,937	4,133
Current portion of finance lease liabilities	448	422
Current portion of convertible senior notes, net	185,687	185,094
Current portion of notes payable	159	163
Current portion of contingent consideration	652	-
Total current liabilities	221,036	219,018
Notes payable, net	985	1,087
Operating lease liabilities, net	40,076	39,078
Finance lease liabilities, net	726	741
Deferred tax liabilities	1,850	1,354
Other long-term liabilities	832	444
Contingent consideration	-	629
Total liabilities	265,505	262,351
Total stockholders' equity	490,699	502,638
Total liabilities and stockholders' equity	$756,204	$764,989

Note Regarding Use of Non-GAAP Financial Measures

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measure of financial performance as defined in Regulation G of the Securities Exchange Act of 1934 is included in this release: adjusted EBITDA from continuing operations. Non-GAAP financial measures are not calculated in accordance with GAAP, are not based on any comprehensive set of accounting rules or principles and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures, including adjusted EBITDA from continuing operations, should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Adjusted EBITDA from continuing operations is defined as loss from continuing operations adjusted for net interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, acquisition and integration costs, cost reduction initiatives, investment income, unrealized (gain)/loss on investments, foreign currency loss, changes in fair value of contingent consideration and charges or gains resulting from non-recurring events, as applicable.

Management believes that adjusted EBITDA from continuing operations provides a useful measure of Cryoport's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into Cryoport's ongoing operating performance. Further, management and the Company’s board of directors utilize adjusted EBITDA from continuing operations to gain a better understanding of Cryoport's comparative operating performance from period to period and as a basis for planning and forecasting future periods. Adjusted EBITDA from continuing operations is also a significant performance measure used by Cryoport in connection with its incentive compensation programs. Management believes adjusted EBITDA from continuing operations, when read in conjunction with Cryoport's GAAP financials, is useful to investors because it provides a basis for meaningful period-to-period comparisons of Cryoport's ongoing operating results, including results of operations, against investor and analyst financial models, helps identify trends in Cryoport's underlying business and in performing related trend analyses, and it provides a better understanding of how management plans and measures Cryoport's underlying business.

Cryoport, Inc. and Subsidiaries

Reconciliation of GAAP loss from continuing operations to adjusted EBITDA

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
GAAP loss from continuing operations	$(8,255)	$(12,014)	$(17,687)	$(18,752)
Non-GAAP adjustments to loss:
Depreciation and amortization expense	6,589	6,249	12,991	12,383
Acquisition and integration costs	—	30	—	31
Cost reduction initiatives	140	266	140	482
Investment income	(3,132)	(1,466)	(6,222)	(3,039)
Unrealized (gain) loss on investments	(212)	1,082	1,893	1,275
Foreign currency loss	651	2,002	1,105	2,247
Interest expense, net	518	618	950	1,201
Stock-based compensation expense	2,402	2,045	4,797	5,109
Change in fair value of contingent consideration	27	—	42	(5,178)
Income taxes	505	274	613	508
Other adjustments	1,142	—	1,142	—
Adjusted EBITDA from continuing operations	$375	$(914)	$(236)	$(3,733)